EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NexxTech Inc. of our reports dated August 14, 2003 relating to the consolidated financial statements and financial statement schedules, which appear in InterTAN, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the references to us under the headings “Experts” and “Selected Historical Consolidated Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Toronto, Canada

February 27, 2004